United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 24, 2014

S&T Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	0-12508	25-1434426
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Philadelphia Street, Indiana, PA		15701
(Address of Principal Executive Offices)		Zip Code

Registrant’s telephone number, including area code (800) 325-2265

Former name or address, if changed since last report Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))P

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	– Regulation FD Disclosure

The attached investor presentation contains financial data that members of management will use from time to time through December 31, 2014, during visits with investors, analysts and other interested parties to assist in their understanding of S&T Bancorp, Inc. (“S&T”). This investor presentation is available in the Events and Presentations section of S&T’s web site at www.stbancorp.com. A copy of the investor presentation is attached as Exhibit 99.1 and 99.2 to this report and is incorporated herein by reference.

The information in this Current Report on Form 8-K is being furnished under Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

This Form 8-K, including the investor presentation, contains “forward-looking statements” within the meaning of the safe harbor provisions of the federal securities laws. These statements are based on S&T’s expectations and involve risks and uncertainties that could cause our actual results to differ materially from those set forth in the statements. These risks are discussed in S&T’s filings with the Securities and Exchange Commission (the “SEC”), including an extensive discussion of these risks in S&T’s Annual Report on Form 10-K for the year ended December 31, 2013. Such forward-looking statements speak only as of the date they are made, and S&T undertakes no obligation to update or revise any forward-looking statement. If S&T does update any forward-looking statement, no inference should be drawn that it will make additional updates with respect to that statement or any other forward-looking statements.

Item 9.01. – Financial Statements and Exhibits

(d)	Exhibits.

99.1     Investor Presentation.

99.2     Investor Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

S&T Bancorp, Inc.

March 24, 2014	/s/ Mark Kochvar
Mark Kochvar Senior Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of the Exhibit

99.1	Investor Presentation.

99.2	Investor Presentation.